Exhibit 10.23
REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

This Registration Rights and Lock-Up Agreement (this “Agreement”) is made and entered into as of March 8, 2023, by and among KLX Energy Services Holdings, Inc., a Delaware corporation (“Parent”), Greene’s Holding Corporation, a Delaware corporation (the “Stockholder”) and any Transferee or Permitted Assignee (each as defined herein) who becomes a party to this Agreement by entering into a joinder agreement in the form attached hereto as Exhibit A. Parent, the Stockholder and any Transferee or Permitted Assignee are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, Parent and the Stockholder have entered into that certain Purchase and Sale Agreement, dated as of the date hereof (as the same may be amended or supplemented, the “Purchase Agreement”), pursuant to which Parent will acquire all of the issued and outstanding equity interests (the “Transaction”) of Greene’s Energy Group, LLC, a Texas limited liability company (“Greene’s”);

WHEREAS, upon the consummation of the Transaction, subject to the terms of the Purchase Agreement, the Stockholder shall receive the Purchased Common Stock (defined herein) as consideration for the issued and outstanding equity interests of Greene’s; and

WHEREAS, Parent and the Stockholder desire to enter into this Agreement, to provide the Stockholder with certain rights relating to the registration of shares of Purchased Common Stock to be received by it pursuant to the Transaction.

NOW, THEREFORE, in consideration of the foregoing and the mutual and dependent covenants hereinafter set forth, the Parties hereto hereby agree as follows:

1. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Additional Registration Rights Holder” means a holder, other than an Existing Holder, of shares of Common Stock with contractual registration rights that are not Registrable Securities.

“Affiliate” of a Person means any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; provided that, for the purposes of this Agreement, the Stockholder shall not be deemed an Affiliate of Parent or any of its subsidiaries, and neither Parent nor any of its subsidiaries shall be deemed an Affiliate of the Stockholder.

“Agreement” has the meaning set forth in the preamble.

“Board” means the board of directors (or any successor governing body) of Parent.

“Business Day” means any day other than a Saturday, a Sunday or a legal holiday for commercial banks in New York, New York.

“Closing Date” has the meaning given to such term in the Purchase Agreement.

“Commission” means the Securities and Exchange Commission or any other federal agency administering the Securities Act and the Exchange Act at the time.

“Common Stock” means the common stock, par value $0.01 per share, of Parent.

“Controlling Person” means a “controlling person” within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act.

“DTC” has the meaning set forth in Section 6(r).

“EDGAR” has the meaning set forth in Section 10(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing Holder” means a holder of “Registrable Securities” as defined in and as subject to any of the Existing Registration Rights Agreements.

“Existing Registration Rights Agreements” means (i) that certain Registration Rights Agreement dated September 14, 2018 between Parent and Amin J. Khoury, (ii) that certain Registration Rights Agreement dated September 14, 2018 between Parent and Thomas P. McCaffrey, and (iii) that certain Registration Rights Agreement dated May 30, 2020, between Parent and the stockholders named therein.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

“Greene’s” has the meaning set forth in the recitals.

“Inspectors” has the meaning set forth in Section 6(h).

“Opt-Out Notice” has the meaning set forth in Section 3(a).

“Parent” has the meaning set forth in the preamble and includes Parent’s successors by merger, acquisition, reorganization or otherwise.

“Party” and “Parties” have the meanings set forth in the preamble.

“Permitted Assignee” has the meaning set forth in Section 4(f).

“Permitted Transfer” has the meaning set forth in Section 4(b).

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Piggyback Sale” has the meaning set forth in Section 3(a).

“Prospectus” means the prospectus or prospectuses included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance on Rule 430A under the Securities Act or any successor rule thereto), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

“Purchase Agreement” has the meaning set forth in the recitals.

“Purchased Common Stock” means the shares of Common Stock to be issued and sold to Stockholder pursuant to the Purchase Agreement.

“Registrable Securities” means the Purchased Common Stock beneficially owned by the Stockholder or a Permitted Assignee; provided, however, that such Common Stock shall cease to be Registrable Securities when (i) such Common Stock has been disposed of pursuant to an effective Registration Statement and the recipient thereof may trade such shares of Common Stock without restriction, (ii) such Common Stock is sold under circumstances in which all of the applicable conditions of Rule 144 under the Securities Act (or any successor rule under the Securities Act) are met and all restrictive legends have been removed from such Common Stock, (iii) such Common Stock beneficially owned by the Stockholder or a Permitted Assignee, on an individual basis, represents less than three percent (3%) of the aggregate number of shares of Common Stock then issued and outstanding and such Common Stock becomes eligible for immediate sale pursuant to Rule 144 (or any successor rule under the Securities Act) without time, volume or manner of sale restrictions, (iv) such Common Stock has been disposed of in a private transaction pursuant to which the Stockholder’s rights have not been assigned in accordance with Section 4(f), or (v) such Common Stock ceases to be outstanding.

“Registration Statement” means any registration statement of Parent, including a Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference in such registration statement.

“Restricted Shares” means 66.67% of the shares of Purchased Common Stock issued to Stockholder as of the Closing Date pursuant to the Purchase Agreement, rounded to the nearest whole share.

“Rule 144” means Rule 144 under the Securities Act or any successor rule thereto.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any holder of Registrable Securities, except for the reasonable fees and disbursements of counsel for the holders of Registrable Securities required to be paid by Parent pursuant to Section 7.

“Shelf Registration” has the meaning set forth in Section 2(a).

“Shelf Registration Statement” has the meaning set forth in Section 2(a).

“Shelf Supplement” means a supplement to a prospectus for the purpose of effecting an offering pursuant to Rule 415 under the Securities Act or any successor rule thereto.

“Stockholder” has the meaning set forth in the preamble.

“Transaction” has the meaning set forth in the recitals.

“Transfer” has the meaning set forth in Section 4(a).

“Transferee” has the meaning set forth in Section 4(a).

“Underwritten Offering” means a sale of Common Stock of Parent to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

“Underwritten Shelf Takedown” has the meaning set forth in Section 2(b).

“Underwritten Shelf Takedown Notice” has the meaning set forth in Section 2(b).

2. Shelf Registration; Shelf Takedowns.

(a) At any time after the effective time of the Transaction, a holder of Registrable Securities shall have the right to request the registration under the Securities Act of all or any portion of their Registrable Securities pursuant to a Registration Statement on Form S-3 or the then appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (the “Shelf Registration Statement”) for an offering on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (the “Shelf Registration”). Such request for the Shelf Registration shall specify the number of Registrable Securities requested to be included in the Shelf Registration. Upon receipt of any such request, Parent shall promptly (but in no event later than five (5) Business Days following receipt thereof) deliver notice of such request to all other holders of Registrable Securities, if any, who shall then have five (5) Business Days from the date such notice is given to notify Parent in writing of their desire to be included in such registration. Parent shall prepare and file with the Commission a Shelf Registration Statement covering all of the Registrable Securities that the holders thereof have requested to be included in such Shelf Registration within 45 days after the date on which the initial request is given and shall use commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission as soon as practicable thereafter. The Shelf Registration Statement shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the holders of Registrable Securities. After the filing of the Shelf Registration Statement, and until all Registrable Securities covered by such Shelf Registration Statement have ceased to be Registrable Securities, Parent shall use its commercially reasonable efforts to ensure that such Shelf Registration Statement remains continuously effective.

(b) At any time that the Shelf Registration Statement is effective, if a holder of Registrable Securities covered by such Shelf Registration Statement delivers a notice to Parent (a “Underwritten Shelf Takedown Notice”) stating that such holder intends to effect an Underwritten Offering of all or part of its Registrable Securities included in such Shelf Registration Statement (an “Underwritten Shelf

Takedown”) and Parent is eligible to use such Shelf Registration Statement for such Underwritten Shelf Takedown, then Parent shall take all actions reasonably required, including amending or supplementing such Shelf Registration Statement, to enable such Registrable Securities to be offered and sold as contemplated by such Underwritten Shelf Takedown Notice. Each Underwritten Shelf Takedown Notice shall specify the number of Registrable Securities to be offered and sold under the Underwritten Shelf Takedown. Upon receipt of an Underwritten Shelf Takedown Notice, Parent shall promptly (but in no event later than two (2) Business Days following receipt thereof) deliver notice of such Underwritten Shelf Takedown Notice to all other holders of Registrable Securities, if any, who shall then have three (3) Business Days (or one (1) Business Day in connection with any overnight or bought Underwritten Offering) from the date such notice is given to notify Parent in writing of their desire to be included in such Underwritten Shelf Takedown. Parent shall prepare and file with the Commission a Shelf Supplement as soon as practicable after the date on which it received the Underwritten Shelf Takedown Notice and, if such Shelf Supplement is an amendment to such Shelf Registration Statement, shall use its commercially reasonable efforts to cause such Shelf Supplement to be declared effective by the Commission as soon as practicable thereafter. The priority for inclusion of Registrable Securities in an Underwritten Shelf Takedown will be determined as specified in Section 2(f).

(c) Parent shall not be obligated to effect any Underwritten Shelf Takedown within 90 days after the effective date of a previous Underwritten Shelf Takedown in which holders of Registrable Securities were permitted to register the offer and sale under the Securities Act, and actually sold, at least 50% of the Registrable Securities requested to be included therein. Additionally, Parent shall not be obligated to effect any Underwritten Shelf Takedown with respect to any offering that would reasonably be expected to result in net proceeds of less than $30 million to the participating holders of Registrable Securities.

(d) Parent may postpone or suspend for up to 90 days the effectiveness or use of the Shelf Registration Statement, the launch of any Underwritten Shelf Takedown or the filing of any Shelf Supplement if the Board determines in its reasonable good faith judgment that such use or filing would: (i) materially interfere with a significant acquisition, corporate organization, financing, securities offering or other similar transaction involving Parent; (ii) require premature disclosure of material information that Parent has a bona fide business purpose for preserving as confidential; or (iii) render Parent unable to materially comply with requirements under the Securities Act or Exchange Act; provided, that in such event the holders of a majority of the Registrable Securities initiating such Underwritten Shelf Takedown shall be entitled to withdraw such request and, if such request for an Underwritten Shelf Takedown is withdrawn, such Underwritten Shelf Takedown shall not count as one of the permitted Underwritten Shelf Takedowns hereunder and Parent shall pay all registration expenses in connection with such registration. Parent may delay or suspend under this Section 2(d) for not more than a total of 90 days during any 180-day period or 120 days during any 365-day period.

(e) Unless otherwise agreed by Parent and the holders of a majority of the Registrable Securities proposed to be included in any Underwritten Shelf Takedown, Parent, on the one hand, and the holders of the Registrable Securities (pursuant to the consent of the holders of a majority of the Registrable Securities proposed to be included in such Underwritten Shelf Takedown), on the other, shall each select an investment banking firm to act as one of the two managing underwriters in connection with such offering; provided, that such selection shall be subject to the consent of the other, which consent shall not be unreasonably withheld or delayed.

(f) Parent may include in any Underwritten Shelf Takedown any securities that are not Registrable Securities on behalf of Parent, on behalf of an Existing Holder or on behalf of an Additional Registration Rights Holder (so long as such securities are registered on a Shelf Registration Statement); provided, however, that if the managing underwriter of the requested Underwritten Shelf Takedown advises Parent and the holders of Registrable Securities in writing that in its reasonable and good faith opinion the number of shares of Common Stock proposed to be included in the Underwritten Shelf Takedown, including all Registrable Securities and all other shares of Common Stock proposed to be included in such Underwritten Offering, exceeds the number of shares of Common Stock that can be sold in such Underwritten Offering and/or the number of shares of Common Stock proposed to be included in such Underwritten Shelf Takedown would adversely affect the price per share of the Common Stock proposed to be sold in such Underwritten Offering, Parent shall include in such Underwritten Shelf Takedown (i) first, the shares of Common Stock that the holders of Registrable Securities requesting such registration or takedown and that the Existing Holders propose to sell, in accordance with the provisions of the Existing Registration Rights Agreements, and (ii) second, the shares of Common Stock proposed to be included therein by any remaining holders of Registrable Securities and any other Persons (including shares of Common Stock to be sold for the account of Parent or any Additional Registration Rights Holders) allocated among such Persons in such manner as they may agree. If the managing underwriter determines that less than all of the Registrable Securities proposed to be sold can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated pro rata among the respective holders thereof on the basis of the number of shares of Common Stock owned by each such holder or in such manner as they may agree.

3. Piggyback Sale.

(a) Whenever Parent proposes the offer and sale of any Common Stock to the public in an Underwritten Offering registered under the Securities Act (other than a registration (i) pursuant to a Registration Statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of Parent pursuant to any employee stock plan or other employee benefit arrangement), (ii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), or (iii) in connection with any dividend or distribution reinvestment or similar plan), whether for its own account or for the account of one or more stockholders of Parent (a “Piggyback Sale”), and the form of Registration Statement or Prospectus to be used may be used for the registration or offer or sale of Registrable Securities, Parent shall give prompt written notice (in any event no later than five (5) Business Days prior to the initiation of such offer and sale, or two (2) Business Days in connection with any overnight or bought Underwritten Offering) to the holders of Registrable Securities of its intention to effect such an offer and sale and, subject to Sections 3(b) through 3(e), shall include in such an offer and sale all Registrable Securities with respect to which Parent has received written requests for inclusion from the holders of Registrable Securities within three (3) Business Days (or one (1) Business Day in connection with any overnight or bought Underwritten Offering) after Parent’s notice has been given to each such holder. Notwithstanding the foregoing, any holder of Registrable Securities may deliver written notice (an “Opt-Out Notice”) to Parent requesting that such holder of Registrable Securities not receive from Parent any such notice; provided, however, that such holder of Registrable Securities may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from a holder of Registrable Securities (unless subsequently revoked), Parent shall not deliver any notice to such holder of Registrable Securities pursuant to this Section 3(a). Parent may postpone or withdraw such offering or sale at any time in its sole discretion.

(b) If a Piggyback Sale is initiated as a primary Underwritten Offering on behalf of Parent and the managing underwriter advises Parent and the holders of Registrable Securities (if any holders of Registrable Securities have elected to include Registrable Securities in such Piggyback Sale) in writing that in its reasonable and good faith opinion the number of shares of Common Stock proposed to be included in such registration or takedown, including all Registrable Securities and all other shares of Common Stock proposed to be included in such Underwritten Offering, exceeds the number of shares of Common Stock that can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration or takedown would adversely affect the price per share of the shares of Common Stock to be sold in such offering, Parent shall include in such registration or takedown (i) first, the shares of Common Stock that Parent proposes to sell; (ii) second, the shares of Common Stock that any Existing Holder proposes to sell, in accordance with the provisions of the Existing Registration Rights Agreements; and (iii) third, the shares of Common Stock requested to be included therein by holders of Registrable Securities and any Additional Registration Rights Holders with registration rights entitling them to participate in such Underwritten Offering, allocated among such holders pro rata based on the number of shares of Common Stock held by each applicable holder or in such manner as they may agree.

(c)  If a Piggyback Sale is initiated as an Underwritten Offering on behalf of any Existing Holder, and the managing underwriter advises Parent in writing that in its reasonable and good faith opinion the number of shares of Common Stock proposed to be included in such registration or takedown, including all Registrable Securities and all other shares of Common Stock proposed to be included in such Underwritten Offering, exceeds the number of shares of Common Stock that can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration or takedown would adversely affect the price per share of the Common Stock to be sold in such offering, Parent shall include in such registration or takedown (i) first, the shares of Common Stock requested to be included therein by the Existing Holders, in accordance with the provisions of the Existing Registration Rights Agreements; and (ii) second, the shares of Common Stock requested to be included therein by the holders of Registrable Securities and any Additional Registration Rights Holders with registration rights entitling them to participate in such Underwritten Offering, allocated among such holders pro rata on the basis of the number of shares of Common Stock held by each applicable holder or in such manner as they may agree.

 (d) If a Piggyback Sale is initiated as an Underwritten Offering on behalf of any Additional Registration Rights Holder, and the managing underwriter advises Parent in writing that in its reasonable and good faith opinion the number of shares of Common Stock proposed to be included in such registration or takedown, including all Registrable Securities and all other shares of Common Stock proposed to be included in such Underwritten Offering, exceeds the number of shares of Common Stock that can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration or takedown would adversely affect the price per share of the Common Stock to be sold in such offering, Parent shall include in such registration or takedown (i) first, the shares of Common Stock requested to be included therein by the Additional Registration Rights Holders requesting such registration or takedown and the Existing Holders, in accordance with the provisions of the Existing Registration Rights Agreements; and (ii) second, the shares of Common Stock requested to be included therein by the holders of Registrable Securities and by any Additional Registration Rights Holders with registration rights entitling them to participate in such Underwritten Offering, allocated among such holders pro rata on the basis of the number of shares of Common Stock held by each applicable holder or in such manner as they may agree.

(e) If any Piggyback Sale is initiated as a primary Underwritten Offering on behalf of Parent, Parent shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering.

4. Lock-Up.

(a) Subject to Sections 4(c) and 4(d), the Stockholder and any Transferee shall not, directly or indirectly, sell, offer or agree to sell, or otherwise transfer, or loan or pledge, through swap or hedging transactions, or grant any option to purchase, make any short sale or otherwise dispose of (or enter into any transaction or device that is designed to result or would be reasonably likely to result in the disposition by any Person at any time in the future of) (a “Transfer”), of any of the Restricted Shares, whether any such transaction is to be settled by delivery of any such Restricted Shares or other equity interests, other securities, in cash or otherwise, except as permitted by Section 4(b).

    (b) Notwithstanding anything to the contrary in Section 4(a), and subject to the other terms and conditions of this Agreement, the Stockholder and any Transferee may Transfer Restricted Shares as set forth below (each, a “Permitted Transfer”):

        (i) in the case of an individual, as a bona fide gift or gifts;

        (ii) in the case of an individual, by will or by intestacy;

        (iii) in the case of an individual, to any trust for the direct or indirect benefit of the Stockholder or Transferee or the immediate family of the Stockholder or Transferee, who obtained Restricted Shares in connection with the Transaction, provided that any such transfer shall not involve a disposition for value;

        (iv) in the case of an individual, for bona fide tax or estate planning purposes;

        (v) in the case of an individual, pursuant to domestic relations or court orders;

(vi) to the Stockholder’s controlled Affiliates; and

(vii) to the Stockholder’s direct shareholders in the form of a dividend or distribution.

Parent shall be given written notice prior to any Permitted Transfer, stating the name and address of each such transferee (a “Transferee”) and identifying the securities being Transferred, and, as a condition to the effectiveness of such Transfer, each such Transferee shall assume in writing responsibility for its obligations under this Agreement, by executing a joinder agreement in the form attached hereto as Exhibit A. Subject to Section 4(c), the Stockholder and each Transferee agrees and consents to the entry of stop transfer instructions with Parent’s transfer agent and registrar against the transfer of any Restricted Shares except in compliance with the foregoing restrictions; provided that, subject to the requirements of securities laws, Parent shall cause such stop transfer instructions with respect to Restricted Shares to be terminated immediately upon expiration of the lock-up period relating to such Restricted Shares described in this Section 4.

    (c) The Restricted Shares shall cease to be “Restricted Shares” for the purpose of this Section 4 and shall be released from the restrictions on Transfer in Section 4(a) on the dates and in the amounts set forth below:

        (i) 50% of the Restricted Shares, on the date that is six (6) months following the Closing Date;

        (ii) the remaining Restricted Shares, on the date that is twelve months following the Closing Date.

(d) Notwithstanding the foregoing, any or all of the Restricted Shares may be Transferred pursuant to any merger, consolidation, sale or other similar transaction of the Parent, which definitive agreement has been approved or recommended by the Board or a committee thereof.

(e) Notwithstanding the foregoing, the Closing Adjustment Shares (as defined in the Purchase Agreement) may not be Transferred until the Contract Legend (as defined in the Purchase Agreement) is removed from such shares.

(f) The Stockholder may assign its rights to cause Parent to register Registrable Securities solely to the Transferee listed on Exhibit B hereto (the “Permitted Assignee”). The Parent shall be given written notice prior to any such assignment, stating the name and address of such Permitted Assignee and identifying the Registrable Securities being Transferred and, unless already bound hereby, as a condition to the effectiveness of such assignment, each such Permitted Assignee shall, as a condition to the effectiveness of such assignment, assume in writing responsibility for its rights and obligations under this Agreement, by executing a joinder agreement in the form attached hereto as Exhibit A.

5. Holdbacks; Other Restrictions and Acknowledgements.

(a) In connection with any Underwritten Offering, if requested by the managing underwriter, each of the Stockholder and any Permitted Assignee participating in such Underwritten Offering agrees to enter into customary agreements restricting the public sale or distribution of equity securities of Parent (including sales pursuant to Rule 144 under the Securities Act) during the period commencing on the launch of such offering but no earlier than 10 days prior to the “pricing” of such Underwritten Offering and continuing for not more than 90 days after the date of the “final” Prospectus (or “final” prospectus supplement if the Underwritten Offering is made pursuant to a Shelf Registration Statement), pursuant to which such Underwritten Offering shall be made, or such lesser period as is required by the lead managing underwriter(s); provided that, notwithstanding the foregoing, (i) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction imposed by the underwriters on the Stockholder or any Permitted Assignee or the officers or directors on whom a restriction is imposed and (ii) that the restrictions set forth in this Section 5(a) shall not apply to any Registrable Securities that are included in such Underwritten Offering by such holder.

(b) In connection with any Underwritten Shelf Takedown, Parent, if requested by the managing underwriter, will not effect any public sale or distribution of any common equity (or securities convertible into or exchangeable or exercisable for common equity) (other than a registration statement on Form S-4, Form S-8 or any successor forms thereto or any other form for the registration of securities issued or to be issued in connection with a merger, acquisition or employee benefit plan) for its own account within 90 days after the effective date of such Underwritten Offering except as may otherwise be agreed between Parent and the lead managing underwriter(s) of such Underwritten Offering.

(c) Parent covenants and agrees during the term of this Agreement, without the prior written consent of a majority of the then-outstanding Registrable Securities, not to enter into any other registration rights agreement that contains registration rights in favor of a third party that would have priority to the rights of holders of Registrable Securities contained in this Agreement.

6. Registration Procedures. If and whenever the holders of Registrable Securities request that the offer and sale of any Registrable Securities be registered under the Securities Act or any Registrable Securities be distributed in a Shelf Registration pursuant to the provisions of this Agreement, Parent shall use its commercially reasonable efforts to effect the offer and sale of such Registrable Securities under the Securities Act in accordance with the intended method of disposition thereof, and pursuant thereto Parent shall as soon as reasonably practicable and as applicable:

(a) subject to Section 2, prepare and file with the Commission a Registration Statement covering such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to be declared effective;

(b) prepare and file with the Commission such amendments, post-effective amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities

Act with respect to the disposition of all Registrable Securities subject thereto until the date on which all the Registrable Securities subject thereto have been sold pursuant to such Registration Statement, subject to Section 2(a);

(c) within a reasonable time before filing such Registration Statement, Prospectus or amendments or supplements thereto with the Commission, furnish to one counsel selected by the holders of a majority of the Registrable Securities included in such Registration Statement, Prospectus or amendments or supplements thereto copies of such documents proposed to be filed, which documents shall be subject to the review, comment and approval of such counsel;

(d)  notify each selling holder of Registrable Securities, promptly after Parent receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed with the Commission;

(e) furnish to each selling holder of Registrable Securities such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and any supplement thereto (in each case including all exhibits and documents incorporated by reference therein) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(f) use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any selling holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such holders to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holders; provided, that Parent shall not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this Section 6(f);

(g)   notify each selling holder of such Registrable Securities, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event that would cause the Prospectus included in such Registration Statement to contain an untrue statement of a material fact or omit any fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and, at the request of any such holder, Parent shall prepare and file as soon as practicable a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(h) make available for inspection by any selling holder of Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of Parent, and cause Parent’s officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Registration Statement;

(i) provide a transfer agent and registrar (which may be the same entity) for all such Registrable Securities not later than the effective date of such registration;

(j) use its commercially reasonable efforts to cause such Registrable Securities to be listed on each securities exchange on which the Common Stock is then listed;

(k) in connection with an Underwritten Offering, enter into such customary agreements (including underwriting and lock-up agreements in customary form) and take all such other customary actions as the holders of such Registrable Securities or the managing underwriter of such offering reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, making appropriate officers of Parent available to participate in “road show” and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Securities));

(l) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and make available to its holders an earnings statement (in a form that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act or any successor rule thereto) no later than 30 days after the end of the 12-month period beginning with the first day of Parent’s first full fiscal quarter after the effective date of such Registration Statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if Parent timely files complete and accurate information on Forms 10-K, 10-Q and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act or any successor rule thereto;

(m) in connection with any Underwritten Offering, furnish to each selling holder of Registrable Securities and each underwriter, if any, with (i) a written legal opinion of Parent’s outside counsel, dated the closing date of the offering, in form and substance as is customarily given in opinions of registrants’ counsel to underwriters in underwritten registered offerings; and (ii) on the date of the applicable Prospectus, on the effective date of any post-effective amendment to the applicable Registration Statement and at the closing of the offering, dated the respective dates of delivery thereof, a comfort letter signed by Parent’s independent certified public accountants in form and substance as is customarily given in accountants’ letters to underwriters in underwritten registered offerings;

(n) without limiting Section 6(f), use its commercially reasonable efforts to cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Parent to enable the holders of such Registrable Securities to consummate the disposition of such Registrable Securities in accordance with their intended method of distribution thereof;

(o) notify the holders of Registrable Securities promptly of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus or for additional information;

(p) advise the holders of Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued;

(q) permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a Controlling Person of Parent, to participate in the preparation of such Registration Statement and to require the insertion therein of language, furnished to Parent in writing, which in the reasonable judgment of such holder and its counsel should be included;

(r) cooperate with the holders of the Registrable Securities to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold pursuant to such Registration Statement free of any restrictive legends and representing such number of shares of Common Stock and registered in such names as the holders of the Registrable Securities may reasonably request a reasonable period of time prior to sales of Registrable Securities pursuant to such Registration Statement; provided, that Parent may satisfy its obligations hereunder without issuing physical stock certificates through the use of the facilities of The Depository Trust Company (“DTC”);

(s) not later than the effective date of such Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with DTC; provided, that Parent may satisfy its obligations hereunder without issuing physical stock certificates through the use of the facilities of DTC;

(t) take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, that, to the extent that any prohibition is applicable to Parent, Parent will take all commercially reasonable action to make any such prohibition inapplicable; and

(u) otherwise use its commercially reasonable efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

7. Expenses. All expenses (other than Selling Expenses) incurred by Parent in complying with its obligations pursuant to this Agreement and in connection with the registration and disposition of Registrable Securities shall be paid by Parent, including, without limitation, all (i) registration and filing fees (including, without limitation, any fees relating to filings required to be made with, or the listing of any Registrable Securities on, any securities exchange or over-the-counter trading market on which the Registrable Securities are listed or quoted); (ii) underwriting expenses (other than fees, commissions or discounts); (iii) expenses of any audits incident to or required by any such registration; (iv) fees and expenses of complying with securities and “blue sky” laws (including, without limitation, fees and disbursements of counsel for Parent in connection with “blue sky” qualifications or exemptions of the Registrable Securities) of any domestic jurisdictions, reasonably requested by the holders of Registrable Securities; (v) printing expenses; (vi) messenger, telephone and delivery expenses; (vii) fees and expenses of Parent’s counsel and accountants; (viii) Financial Industry Regulatory Authority, Inc. filing fees (if any); and (ix) reasonable fees and expenses of one counsel for the holders of Registrable Securities participating in such registration as a group (selected by the holders of a majority of the Registrable Securities being sold in any offering). In addition, Parent shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) and the expense of any annual audits. All Selling Expenses relating to the offer and sale of Registrable Securities registered under the Securities Act pursuant to this Agreement shall be borne and paid by the holders of such Registrable Securities, in proportion to the number of Registrable Securities included in such registration for each such holder.

8. Indemnification.

(a) Parent shall indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities, such holder’s officers, directors, managers, members, partners, stockholders, employees and Affiliates, each underwriter, broker or any other Person acting on behalf of such holder of Registrable Securities and each other Controlling Person, if any, who controls any of the foregoing Persons, against all losses, claims, actions, damages, liabilities and expenses, joint or several, to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, actions, damages, liabilities or expenses arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading; and shall reimburse such Persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, action, damage or liability, except insofar as the same are caused by or contained in any information furnished in writing to Parent by such holder expressly for use therein or by such holder’s failure to deliver a copy of the Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after Parent has furnished such holder with a sufficient number of copies of the same prior to any written confirmation of the sale of Registrable Securities. This indemnity shall be in addition to any liability Parent may otherwise have.

(b) In connection with any registration in which a holder of Registrable Securities is participating, such holder shall furnish to Parent in writing such information as Parent reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify and hold harmless, Parent, each director of Parent, each officer of Parent who shall sign such Registration Statement, each underwriter, broker or other Person acting on behalf of the holders of Registrable Securities and each Controlling Person who controls any of the foregoing Persons against any losses, claims, actions, damages, liabilities or expenses resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such holder; provided, that the obligation to indemnify shall be several, not joint and several, for such holder and shall not exceed an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received by such holder from the sale of Registrable Securities pursuant to such Registration Statement. This indemnity shall be in addition to any liability the selling holder may otherwise have.

(c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in this Section 8, such indemnified party shall, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not (unless such failure shall have a material adverse effect on the indemnifying party) relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party hereunder. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense of the claims in any such action that are subject or potentially subject to indemnification hereunder, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after written notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, that, if (i) any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity provided hereunder, or (ii) such action seeks an injunction or equitable relief against any indemnified party or involves actual or alleged criminal activity, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party without such indemnified party’s prior written consent (but, without such consent, shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any Controlling Person of such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity provided hereunder. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicting indemnified parties shall have a right to retain one separate counsel chosen by the holders of a majority of the Registrable Securities included in the registration, at the expense of the indemnifying party.

(d) If the indemnification provided for hereunder is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each holder of Registrable Securities, to an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, whether the violation of the Securities Act or any other similar federal or state securities laws or rule or regulation promulgated thereunder applicable to Parent and relating to action or inaction required of Parent in connection with any applicable registration, qualification or compliance was perpetrated by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No Person guilty or liable of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

9. Participation in Underwritten Registrations. No Person may participate in any registration hereunder that is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

10.   Rule 144 Compliance. With a view to making available to the holders of Registrable Securities the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of Parent to the public without registration, Parent shall:

(a) use commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144;

(b) use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of Parent under the Securities Act and the Exchange Act; and

(c) furnish to any holder so long as such holder owns Registrable Securities, promptly upon request, (i) a written statement by Parent as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of Parent, unless available in the Electronic Data Gathering, Analysis and Retrieval database of the Commission (“EDGAR”), (iii) such other reports and documents so filed or furnished by Parent as such holder may reasonably request in connection with the sale of Registrable Securities without registration and, unless such reports or documents are available in EDGAR and (iv) the opinion of Parent’s counsel, in form and substance reasonably acceptable to the transfer agent for the Common Stock, relating to such matters as such transfer agent may reasonably request in connection with the removal of any restrictive legends contained on such Common Stock.

11. Recapitalization, Exchanges, Etc. Affecting the Securities. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all Common Stock of Parent or any successor or assign of Parent (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, splits, recapitalizations, pro rata distributions and the like occurring on or after the date of this Agreement.

12. Termination. This Agreement shall terminate and be of no further force or effect with respect to the Stockholder, any Transferee or any Permitted Assignee when such Person shall no longer beneficially own any Registrable Securities or Restricted Shares; provided, that the provisions of Section 7 and Section 8 shall survive any such termination.

13. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows:

(a) if sent by registered or certified mail in the United States return receipt requested, upon receipt;

(b) if sent by nationally recognized overnight air courier, one (1) Business Day after mailing;

(c) if sent by facsimile transmission, when transmitted and receipt is confirmed;

(d) if sent by e-mail transmission, with a copy sent on the same day in the manner provided in Section 13(a), Section 13(b) or Section 13(c), when transmitted and receipt is confirmed; and if otherwise actually personally delivered, when delivered. All communications to the Parties shall be sent to the following addresses (or any other address that any such Party may designate by written notice to the other Party):

If to Parent:
KLX Energy Services Holdings, Inc.
3040 Post Oak Boulevard, 15th Floor
Houston, TX 77056
Phone:
Attention: Max Bouthillette
Email:

With copies (which shall not constitute notice) to:

Vinson & Elkins LLP
845 Texas Avenue, Suite 4700
Houston, Texas 77002
Attention: Sarah Morgan
Katherine Frank
Email: smorgan@velaw.com
kfrank@velaw.com

If to Stockholder:

Greene’s Holding Corporation
c/o Denham Capital Management LP
700 Louisiana Street, Suite 3700
Attention: Mr. Tony Fiore; Ms. Renee Sass
Email:

With copies (which shall not constitute notice) to:

Sidley Austin LLP
1000 Louisiana Street, Suite 5900
Houston, TX 77002
Attention: George Vlahakos; Atman Shukla

Email: gvlahakos@sidley.com; ashukla@sidley.com

    If to a Transferee or Permitted Assignee, to the address set forth on the applicable joinder agreement signature page.

14. Entire Agreement. This Agreement and any related exhibits and schedules thereto, constitutes the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. Notwithstanding the foregoing, in the event of any conflict between the terms and provisions of this Agreement, the terms and conditions of this Agreement shall control.

15. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Parent may assign this Agreement at any time in connection with a sale or acquisition of Parent, whether by merger, consolidation, sale of all or substantially all of Parent’s assets, or similar transaction, without the consent of the other Parties; provided, that the successor or acquiring Person agrees in writing to assume all of Parent’s rights and obligations under this Agreement. The Stockholder may assign its rights under this Agreement in accordance with Section 4(f).

16.   No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement; provided, however, the Parties hereto hereby acknowledge that the Persons set forth in Section 8 are express third-party beneficiaries of the obligations of the Parties hereto set forth in Section 8.

17. Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

18. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Parent and the holders of a majority of the then-outstanding Registrable Securities. No waiver by any Party hereto of any default, misrepresentation or breach of warranty or covenant hereunder, regardless of whether intentional, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

19. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

20. Remedies. Each holder of Registrable Securities that is a Party hereto in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. Parent acknowledges that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and Parent hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

21. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the Delaware Chancery Courts located in Wilmington, Delaware, or, if such court shall not have jurisdiction, any federal court of the United States of America or other Delaware state court located in Wilmington, Delaware, and appropriate appellate courts therefrom, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such Party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The Parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts, and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

22. Waiver of Jury Trial. Each Party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such Party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby. Each Party to this Agreement certifies and acknowledges that (a) no representative of the other Party has represented, expressly or otherwise, that such other Party would not seek to enforce the foregoing waiver in the event of a legal action, (b) such Party has considered the implications of this waiver, (c) such Party makes this waiver voluntarily and (d) such Party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 22.

23. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

24. Further Assurances. Each of the Parties to this Agreement shall, and shall cause their controlled Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and to give effect to the transactions contemplated hereby.

(SIGNATURE PAGES FOLLOW)

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first written above.

KLX ENERGY SERVICES HOLDINGS, INC.

By:	/s/ Max L. Bouthillette
Name: Max L. Bouthillette
Title: Executive Vice President, General Counsel, Chief Compliance Officer and Secretary

[Signature Page to Registration Rights Agreement]

GREENE’S HOLDING CORPORATION

By:	/s/ Renee Sass
Name: Renee Sass
Title: Chief Financial Officer

[Signature Page to Registration Rights Agreement]

Exhibit A
FORM OF JOINDER AGREEMENT TO
REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

The undersigned hereby agrees to be bound by the terms and provisions of that certain Registration Rights and Lock-Up Agreement, dated as of March 8, 2023 (the “Registration Rights Agreement”), by and among KLX Energy Services Holdings, Inc., a Delaware corporation (“Parent”), Greene’s Holding Corporation, a Delaware corporation, and any Transferees or Permitted Assignee (as defined in the Registration Rights Agreement) who may become party thereto from time to time, and to join in the Registration Rights Agreement as if the undersigned were originally a Party thereto.

(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, the undersigned has executed this joinder agreement as of [DATE].
    Name:
    Address:

Exhibit B
PERMITTED ASSIGNEES

[Intentionally Omitted]